BRAUVIN NET LEASE V, INC.
        30 North La Salle, Suite 3100, Chicago, IL  60602
                         (312) 759-7660





May 26, 2004



Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Brauvin Net Lease V, Inc. (the "Fund") scheduled for 8:00 a.m., local time, on Wednesday, June 30, 2004 at its offices located at 30 N. LaSalle Street, Suite 3100, Chicago, Illinois 60602.

     The matters expected to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. In addition to the matters presented to you in prior years, we are seeking your approval of the dissolution of the Fund pursuant to a plan of liquidation, the principal purpose of which is to realize stockholder value by winding down our business, distributing the net proceeds of the liquidation to holders of our common stock and dissolving in accordance with the terms of our organizational documents.

     Members of the Board of Directors, management and I look forward to personally greeting those stockholders who are able to attend.

     Please be sure to sign and return the enclosed proxy card whether or not you plan to attend the meeting so that your shares will be voted. Your vote is very important! You may revoke your proxy by executing a later dated proxy, sending a notice of revocation to the Secretary of the Fund or voting in person at the meeting, if you prefer. The Board of Directors joins me in hoping that you will attend the meeting.

Sincerely,



Jerome J. Brault
Chairman of the Board, President and
Chief Executive Officer





                    BRAUVIN NET LEASE V, INC.


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          May 26, 2004


      The Annual Meeting of Stockholders of Brauvin Net Lease V, Inc., a Maryland corporation (the "Fund"), will be held at 8:00 a.m., local time, on Wednesday, June 30, 2004 at the Fund's offices at 30 N. LaSalle Street, Suite 3100, Chicago, Illinois 60602 for the purpose of considering and voting on:

     1. The dissolution of the Fund pursuant to a plan of liquidation, which outlines how we will wind down our business, distribute the net proceeds of the liquidation to holders of our common stock, and dissolve in accordance with the terms of our organizational documents and applicable law.

     2. The election of five directors named in the accompanying Proxy Statement.

     3.   The   ratification  of  the  selection  of  Altschuler,
          Melvoin    and   Glasser   LLP,   independent    public
          accountants, as auditors for the Fund for the year ending December 31, 2004.

     4. Such other business as may properly come before the meeting and all adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on May 6, 2004 as the record date for determining the stockholders of the Fund entitled to notice of and to vote at the meeting and only holders of stock of the Fund of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments or postponements thereof.



                              /s/James L. Brault
                              Director, Executive Vice President
                              and Secretary

                              Chicago, Illinois
                              May 26, 2004









                     YOUR VOTE IS IMPORTANT
      YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF
SHARES YOU HOLD, WILL AID THE FUND IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.


                    BRAUVIN NET LEASE V, INC.
                30 N. LaSalle Street, Suite 3100
                    Chicago, Illinois  60602


                         PROXY STATEMENT

                 ANNUAL MEETING - June 30, 2004


                  SUMMARY OF THE ANNUAL MEETING

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brauvin Net Lease V, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders on Wednesday, June 30, 2004 and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy are being sent to the Fund's stockholders on or about May 26, 2004.

     This summary does not contain all the information that is important to you. To fully understand the matters coming before the stockholders at the Annual Meeting, including the Plan of Liquidation (the "Plan of Liquidation" or the "Plan"), you should carefully read this entire Proxy Statement. The Plan of Liquidation is attached as Appendix A to this Proxy Statement. We encourage you to read the Plan.

What is the purpose of the Annual Meeting?
     The Annual Meeting allows our stockholders to consider and vote on:

     The dissolution of the Fund pursuant to the Plan of Liquidation, which outlines how we will wind down our business, distribute the net proceeds of the liquidation to holders of our common stock, $0.01 par value per share ("Common Stock"), and dissolve in accordance with the terms of our organizational documents and applicable law.

     The election of five directors.

     The ratification of the selection of Altschuler, Melvoin and Glasser LLP, independent public accountants, as auditors for the Fund for the year ending December 31, 2004.

     The Board of Directors does not expect to conduct any other business at the Annual Meeting.

What is the Fund's business?

      The Fund is a Maryland corporation formed on October 14, 1993, which operates as a real estate investment trust ("REIT") under federal tax laws. The Fund has acquired properties that are leased to creditworthy corporate operators of nationally or regionally established businesses primarily in the retail and family restaurant sectors. Generally, the leases are on a long-term "triple net" basis generally requiring the corporate tenant to pay both base annual rent with mandatory escalation clauses and all operating expenses. The Fund currently owns the following properties, the names, locations, acquisition dates, and approximate purchase prices for which are set forth below:

  1. Oriental Buffet Restaurant in Lynwood, Washington, acquired on December 31, 1994 for approximately $900,000;

  2. Blockbuster Video in Lakewood, Colorado, acquired on January 31, 1995 for approximately $1,120,000;

  3. Chili's Restaurant in Tucker, Georgia, acquired in 2002 in exchange for a similar property originally acquired on April 13, 1995 for approximately $1,080,000;

  4.    Hollywood Entertainment in Beloit, Wisconsin, acquired on
     July 31, 1995 for approximately $830,000;

  5. Pier 1 Imports in Sioux Falls, South Dakota, acquired on May 3, 1996 for approximately $1,375,000;

  6.    Taylor  Rental  currently  subleased  to  Marine  Max  in
     Jacksonville, Florida, acquired on November 22, 1996 for approximately $650,000;

  7.    Jiffy  Lube  and  Firestone in  East  Norriton  Township,
     Pennsylvania, acquired on February 20, 1997 for approximately
     $1,450,000;

  8. Golden Corral Restaurant in Bradenton, Florida, acquired on July 19, 2002 for approximately $2,174,000; and

  9.    Three  Dollar General stores in Lake Charles,  Houma  and
     Chauvin, Louisiana, acquired on June 18, 2003 for approximately
     $940,000.

What is the purpose of the Plan of Liquidation?

     We are a finite-life REIT and, in accordance with the investment objectives and policies detailed in our prospectus dated February 25, 1994 (the "Prospectus") and our organizational documents, we expected, prior to dissolving, to sell all of our properties, with most sales occurring after a period of ownership of from 7 to 9 years (being generally, anywhere between 2002 and
2004). Further, we are experiencing increasing administrative costs related to compliance with state and federal requirements, including the costs related to maintaining our status as a publicly traded company, which are not economical given our relatively small size. Accordingly, on November 6, 2003, our Board unanimously voted to approve the Plan of Liquidation, pursuant to which we intend to sell all of our assets to an unaffiliated third party or parties in one or more transactions and, subject to payment of our liabilities, distribute the net proceeds thereof to our stockholders, wind down our business and dissolve. In addition, the Board has unanimously adopted resolutions declaring that the dissolution pursuant to the Plan is advisable and directing the proposed dissolution be submitted for consideration by stockholders at our 2004 Annual Meeting.

What is the amount and timing of distributions that will be paid to the stockholders as a result of the liquidation?

     To date, we have not entered into any binding contracts or letters of intent to sell any of our properties and, therefore, the material terms of the liquidation are still to be finally determined. Although we cannot be sure of the amounts, timing or number of distributions, we currently estimate that you will receive during the course of the liquidation period cash distributions (inclusive of income from the operation of our properties) totaling in the range of $10.61 to $11.62 for each share of our Common Stock that you own, assuming (1) we sell our properties for an aggregate of between $12,912,000 and $14,898,000 of gross consideration, (2) the sales of all of our properties are completed within 24 months after our Board adopted the Plan of Liquidation, (3) there are no material changes in the conditions of the real estate market during the liquidation period, and (4) you hold your shares through the completion of the liquidation. The actual amount you will receive in the liquidation will depend on (a) the expenses incurred during the liquidation process, (b) the amounts realized from the liquidation of our assets and (c) the amounts reserved to pay or provide for our liabilities. The actual proceeds you receive in liquidation also will depend on the length of time required to execute the Plan of Liquidation. Accordingly, we cannot assure you what the ultimate amount of liquidating distributions will be and you could receive more or less than these estimates.

Will we continue to maintain our status as a REIT?

     We intend to make distributions in amounts sufficient to allow us to remain qualified as a REIT under the Internal Revenue Code throughout the period of the liquidation of our assets. However, given the changes in the nature of our assets and in our sources of income that could result from dispositions of assets and the need to retain assets to meet liabilities, we cannot assure you that we will continue to meet the REIT qualification tests. If we fail to qualify as a REIT, we would be taxed as a corporation on income from operations and on gains recognized upon liquidating sales of our assets.

Will I continue to receive regular quarterly dividends?

     We will continue to pay regular quarterly dividends when and as authorized by our Board out of funds legally available therefor, which will be based on the amount of cash we generate from operations and the proceeds, net of reserves, that we realize from the sales of our properties. As we sell our properties, however, cash flow attributable to those properties that we have sold will no longer inure to our benefit and will have the effect of reducing our operating cash flow and, correspondingly, our dividends.

What is the anticipated date of the liquidation and dissolution?

     We will work to complete the liquidation and then dissolve the Fund as soon as possible. We anticipate completing the liquidation within two years, subject to receipt of stockholder approval, sale of our properties and satisfaction of other requirements.

What tax consequences are there?

     Your receipt of cash distributions under the Plan of Liquidation will be a taxable transaction to you for federal income tax purposes, and may also be a taxable transaction under state, local and foreign tax laws. For federal income tax purposes, your receipt of cash in respect of your shares of Common Stock generally will cause you to recognize gain or loss measured by the difference between the cash you receive in the liquidation and your tax basis in your shares.

     If we form a liquidating trust, we would distribute beneficial interests in the liquidating trust pro rata to our stockholders. That distribution would be a taxable event to stockholders. You should consult your own tax advisor for a full understanding of the liquidation's tax consequences to you.

Do I have dissenters' rights?

      You will not have appraisal rights or any similar rights of dissenters arising under Maryland law in connection with the dissolution of the Fund.

Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on May 6, 2004 (the "Record Date") are entitled to receive notice of the Annual Meeting and to vote those shares of Common Stock that they held on the Record Date. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the meeting.

What is the Board's recommendation?

     Our Board believes that the dissolution of the Fund pursuant to the Plan of Liquidation is advisable, has unanimously approved the Plan of Liquidation and recommends that you vote "FOR" the dissolution of the Fund pursuant to the Plan of Liquidation, "FOR" the election of management's nominees as directors and
"FOR" the ratification of the selection of Altschuler, Melvoin and Glasser LLP as auditors for the Fund for the year ending December 31, 2004.

Can I change my vote after I return my proxy?

     You may change your vote at any time before your proxy is exercised by: (i) providing written notification to the Secretary of the Fund at the Fund's executive offices, (ii) submitting a later dated proxy, or (iii) attending the Annual Meeting and voting your shares in person.

What vote is required to approve each matter to be voted upon at the meeting?

     Assuming a quorum is present in person or by proxy, the affirmative vote of the holders of a majority of all of the Fund's outstanding shares of Common Stock is required to approve the dissolution pursuant to the Plan of Liquidation, and the affirmative vote of the holders of a majority of only the votes represented at the meeting is required for the election of the directors and the ratification of accountants.

Who can answer my questions?

     If you have any questions regarding the dissolution of the Fund pursuant to the Plan or any other matters discussed in this Proxy Statement, please contact:

                    Kerry Sroczynski
                    Brauvin Net Lease V, Inc.
                    30 North LaSalle Street
                    Chicago, IL  60602
                    (312) 759-7668
                    kerry@brauvin.com


                       THE ANNUAL MEETING

Information Regarding Proxies

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Fund, to be voted at the Annual Meeting of Stockholders on Wednesday, June 30, 2004 and at any and all adjournments or postponements thereof.

      Solicitation of proxies by mail is expected to commence May 26, 2004 and the cost thereof will be borne by the Fund. In addition to such solicitation by mail, some of the directors, officers and regular employees of the Fund may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals and they will be reimbursed by the Fund for postage and clerical expense in doing so.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. For purposes of each proposal, abstentions and, in the case of the proposal to dissolve the Fund pursuant to the Plan of Liquidation, broker non-votes will have the same effect as a vote against the proposal, although they will be considered as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. The Annual Meeting may be adjourned without further notice by a vote of a majority of the shares represented at the Annual Meeting to a date that is within 120 days after the Record Date and shares represented at the Annual Meeting in person or by proxies may be voted for such adjournment.

      Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted "FOR" the approval of the dissolution of the Fund pursuant to the Plan of Liquidation, "FOR" the election of management's nominees as directors and "FOR" the ratification of the selection of Altschuler, Melvoin and Glasser LLP as auditors for the Fund for the year ending December 31, 2004. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but will not be voted with respect to that matter.

     Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Fund at the Fund's executive offices, a written revocation or a duly executed proxy bearing a later date or by the stockholder attending the Annual Meeting and voting in person. The executive offices of the Fund are located at 30 N. LaSalle Street, Suite 3100, Chicago, Illinois 60602.

Voting Securities

      The securities of the Fund entitled to be voted at the meeting are shares of its Common Stock. Each share of Common Stock is entitled to one vote on each matter to be considered at the meeting. There are no cumulative voting rights. At the close of business on the Record Date, 1,286,164.056 shares of Common Stock were issued and outstanding. Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the meeting.
Assuming a quorum is present in person or by proxy, the affirmative vote of the holders of a majority of all of the Fund's outstanding shares of Common Stock is required to approve the dissolution of the Fund pursuant to the Plan of Liquidation, and affirmative vote of a majority of only the votes represented at the meeting is required for election of the directors and the ratification of accountants.

Annual Report

      The 2003 Annual Report of the Fund includes a consolidated statement of net assets in liquidation as of December 31, 2003, changes in net assets in liquidation from November 7, 2003 to December 31, 2003 and the related statements of income for the years ended December 31, 2003 and 2002, stockholders' equity and cash flows for the period January 1, 2003 to November 6, 2003 and the year ended December 31, 2002 and has been mailed with this Proxy Statement to stockholders of record on the Record Date. The Annual Report does not constitute a part of the proxy soliciting material.

Stockholder Proposals

      Any stockholder desiring to include any proposal in the Fund's proxy soliciting material for the next regularly scheduled Annual Meeting of Stockholders must submit their proposal, in writing, at the Fund's executive offices not later than January 26, 2005. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission ("SEC").

                           PROPOSAL 1

    BACKGROUND AND REASONS FOR THE LIQUIDATION AND DISSOLUTION

     On November 6, 2003, our Board unanimously voted to approve the Plan of Liquidation, pursuant to which we will sell all of our assets to an unaffiliated third party or parties in one or more transactions and, subject to payment of our liabilities, we intend to distribute the net proceeds thereof the sales to our stockholders, wind down our business and dissolve. In addition, the Board has unanimously adopted resolutions declaring that the dissolution pursuant to the Plan is advisable and directing the proposed dissolution be submitted for consideration by stockholders at our 2004 Annual Meeting. As more fully described below, we now seek stockholder approval of the dissolution pursuant to our Plan of Liquidation.

     With a view toward maximizing our proceeds from the liquidation, we will attempt to sell all of our properties to one or more unaffiliated third parties. We may sell all of our properties in a single transaction. However, we cannot guarantee that we will receive an acceptable offer for our entire property portfolio and, therefore, we may ultimately sell our assets separately in several transactions. To date, we have not entered into any binding contracts or letters of intent to sell any of our properties and, therefore, the material terms of the liquidation are still to be finally determined.

Reasons for Recommending Liquidation

     Our  Board  of  Directors  believes  that  approval  of  the dissolution  of  the Fund pursuant to the Plan of Liquidation  is
advisable.   In  arriving at this decision, the Board  considered
the following:

     We are a finite-life REIT and, consistent with the investment objectives and policies detailed in the Prospectus and with our organizational documents, we expected, prior to dissolving, to sell all of our properties, with most sales occurring after a period of ownership of from 7 to 9 years (being, generally, anywhere from 2002 to 2004). Thus, the proposed liquidation and dissolution of the Fund is within the investment time frame originally contemplated at the time of the original offering of our Common Stock.

     The increasing administrative costs related to compliance with state and federal requirements, including the costs related to maintaining our status as a publicly traded company, are not economical given our relatively small size.

     As a result of the liquidation, our management believes that the estimated amount of liquidating distributions will total between $10.61 and $11.62 cash per share.

     Our Board of Directors believes that each of the factors outlined above supports its recommendation in favor of liquidation and dissolution. The Board also considered potentially negative factors relating to liquidation, including the following:

       Upon completion of the liquidation, stockholders will not benefit from any future earnings from or growth in the value of our assets.

       Stockholders may not be able to reinvest the proceeds in instruments with yields comparable to those generated by the Fund.

      Stockholders who bought their shares at prices higher than the sum of the per share amounts of operating dividends and liquidating distributions they receive will suffer a loss on their investment.

     We believe, based on assumptions we consider reasonable, that you will receive during the course of the liquidation period total cash distributions (inclusive of income from the operation of our properties) in the range of $10.61 to $11.62 per share. However, should actual circumstances differ from our assumptions, you could receive more or less than this estimate. Although we do not believe it likely that you will receive more than this estimate, you should be aware that net proceeds per share could be lower.

     The Board believes that the dissolution of the Fund pursuant to the Plan of Liquidation is advisable for the reasons outlined above and recommends that stockholders vote "FOR" the approval of the dissolution of the Fund pursuant to the Plan of Liquidation.

Interests in the Liquidation That May Differ From Your Interests

     In considering the recommendations of the Board of Directors with respect to the Plan, our stockholders should be aware that some of our directors and officers have interests in the liquidation that may be different from your interests as a stockholder. The Board is aware of these actual and potential conflicts of interest.

      The Board of Directors retained Brauvin Realty Advisors V, L.L.C. (the "Advisor") to manage the Fund's day-to-day activities including responsibilities with respect to, among other things, the acquisition or disposition of the Fund's properties. The Fund is managed by the Advisor pursuant to the terms of an Advisory Agreement. Mr. Jerome J. Brault is chairman of the board of directors, president and chief executive officer of the Fund and a manager of the Advisor. Mr. James L. Brault is a director and the executive vice president and secretary of the Fund and is responsible for the overall operations of the Fund. He is also a manager of the Advisor and other affiliates of the Advisor. In addition, Mr. Jerome J. Brault has a controlling interest and Mr. James L. Brault has a nominal interest in the Advisor.

     Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to receive (but only after receipt by the stockholders of distributions equal the original issue price of the shares they acquired ("Invested Capital") and a cumulative, non-compounded 8% return on their Invested Capital) an incentive advisory fee equal to 10% of the net proceeds from the sale of a property, and a property disposition fee, which will be payable in the event the Advisor or an affiliate provides substantial services in connection with such disposition, equal to the lesser of (i) 3% of the sale price of a property, or (ii) 50% of the customary commission on a comparable sale in the same geographic location. By way of example, if we sell all of our properties for an aggregate of $14,898,000 of gross consideration, we estimate that the aggregate incentive advisory fees and property disposition fees payable to the Advisor would be approximately $616,000. Under the Advisory Agreement, the Advisor is also entitled to an annual advisory fee, payable monthly, equal to $145,000 and representing approximately 1.4% of the Fund's invested assets. It is expected that the Advisor will continue to be paid these fees during the liquidation period.

      Pursuant to the terms of a Management Agreement, Brauvin Management Company ("BMC") provides leasing and re-leasing services to the Fund in connection with the management of the Fund's properties. BMC is an affiliate of the Advisor. Messrs.
Jerome J. Brault, James L. Brault and Thomas E. Murphy, the Treasurer and Principal Accounting Officer of the Fund, are officers of BMC. Mr. Jerome J. Brault also has an interest in BMC. The property management fee payable to an affiliate of the Advisor is not to exceed the lesser of: (a) fees which are competitive for similar services in the geographical area where the properties are located; or (b) 1% of the gross revenues of each property. It is expected that BMC will continue to be paid this property management fee during the liquidation period.

     See   "Proposal  2  -  Certain  Relationships  and   Related
Transactions"  for  more  information  regarding   the   Advisory
Agreement and the Management Agreement.

                     THE PLAN OF LIQUIDATION

What You Are Being Asked To Approve

     You are being asked to approve the proposed dissolution of the Fund pursuant to Plan of Liquidation. By voting in favor of the dissolution of the Fund pursuant to the Plan, you will also approve and ratify the transactions described in this Proxy Statement which the Fund and its Board of Directors have undertaken through the date hereof in connection with the dissolution of the Fund pursuant to the Plan.

     Once we have obtained stockholder approval of the dissolution of the Fund pursuant to the Plan of Liquidation, however, we will not seek any additional stockholder approval either with respect to the sales of our properties pursuant to the Plan or the subsequent dissolution of the Fund.

The Board's Recommendation

     OUR  BOARD  OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"  THE
DISSOLUTION OF THE FUND PURSUANT TO THE PLAN OF LIQUIDATION.

What the Plan of Liquidation Contemplates

     The Plan of Liquidation contemplates the following:

      the orderly sale of our assets to unaffiliated third parties for cash or such other form of consideration as may be conveniently distributed to stockholders;

      we may sell all of our properties in a single transaction or separately in several transactions;

       although we have no current plan to sell any assets for consideration other than cash, we may determine to sell assets for transferable securities or other consideration depending on the values to be received in such transactions;

      paying (or providing for) our liabilities and expenses;

       distributing the net proceeds of the liquidation to the holders of our Common Stock; and

      winding up our operations and dissolving, all in accordance with the Plan of Liquidation attached as Appendix A to this Proxy Statement and applicable law.

Key Provisions of the Plan of Liquidation

  The Plan of Liquidation provides, in part, that:

      we will cease conducting business operations, except to the extent necessary to preserve the value of our assets or to wind up our business and affairs, and proceed to completely terminate and liquidate;

      while we may continue to operate each of the real properties that we own or control, either directly or indirectly, and may take actions consistent with the normal day-to-day operations of those properties until the liquidation is accomplished, we will not acquire any new properties;

      the Board of Directors may delegate certain responsibilities to our officers who, upon such delegation, are authorized to sell and otherwise to liquidate any and all of the our assets and properties and to pay, discharge or make adequate provision for the payment of all of our known debts, liabilities and obligations;

       distributions pursuant to the Plan of Liquidation may be made to our stockholders, provided that the Board of Directors believes that, at the time of any liquidating distribution, our contingency reserve, if any, and remaining assets are equal to or exceed our remaining liabilities (actual and contingent) and expenses and we can continue to pay our debts as they become due;

      upon the final liquidating distribution as authorized by the Board of Directors, all issued and outstanding shares of Common Stock, and all certificates representing such shares shall be deemed cancelled;

       our officers are authorized and directed to file such documents as are necessary to effect the liquidation and dissolution under applicable law;

      the Board of Directors may, in its sole discretion, amend, modify or terminate the Plan of Liquidation at any time; and

       our officers are authorized to perform such acts and take such steps as may be necessary or convenient to carry out the Plan of Liquidation, including, but not limited to, executing and delivering, on our behalf, any and all documents and instruments as may be required to collect and distribute our property and assets, and to wind up our affairs in accordance with the Plan of Liquidation.

     We shall reserve sufficient assets or obtain or maintain such insurance as shall be necessary to provide for the continued indemnification of the members of the Board of Directors, our officers and agents, and such other parties whom we have agreed to indemnify. At the discretion of the Board of Directors, such insurance may include coverage for periods after the liquidation.

Expected Distributions

  Timing and Amount

     Our Board has not established a firm timetable for distributions to stockholders. Under the terms of the Plan of Liquidation and Maryland General Corporation Law, after the sale or other liquidation of our assets, and after providing for the payment of our obligations and liabilities, we intend to distribute to stockholders the remaining cash proceeds we receive from the sale or other liquidation of our assets in cancellation of all of our outstanding shares of Common Stock. All distributions will be paid to stockholders of record at the close of business on the record dates to be determined by the Board, pro rata based on the number of shares owned by each.

     We expect to make distributions to stockholders in a series of dividends as and when proceeds from the sales of our properties are received. The final distribution to stockholders will be made, if possible, no later than 24 months after our Board adopted the Plan of Liquidation. However, we cannot assure you that the final distribution will be made at such times or in such time period.

     Although we cannot be sure of the amounts, we currently believe that you will receive during the course of the liquidation period total cash distributions (inclusive of income from the operation of our properties) in the range of $10.61 to $11.62 per share. The amount and timing of the distributions represent our current estimates. It is not possible to determine with certainty the aggregate net proceeds that may ultimately be available for distribution to stockholders. See "Uncertainties Relating to Estimated Distributions." The actual amount and timing of, and record dates for, stockholder distributions will be determined by our Board in its sole discretion and will depend upon the timing and proceeds of the sale of our remaining assets, and the amounts deemed necessary by our Board to pay or provide for all of our liabilities and obligations. Accordingly, we cannot assure you what the ultimate amount of liquidating distributions will be and you could receive more or less than these estimates. Although the Board does not believe it likely that you will receive more than this estimate, you should be aware that net proceeds per share could be lower.

  Calculation of Estimated Distributions

     To estimate the amounts that may be available for distribution from the liquidation proceeds, we estimated the costs of the liquidation. We also estimated general and administrative costs during the liquidation process. Payment of the distributions is in each case subject to the payment or provision for payment of our obligations to the extent not assumed by any purchasers of our assets and any tax liabilities. We believe that we will have sufficient cash to pay all of our current and accrued obligations as a result of cash flow from operations and asset sales. However, if contingent or unknown liabilities exist, distributions to stockholders may be reduced or delayed. Also, claims, liabilities and expenses will continue to accrue following approval of the dissolution of the Fund pursuant to the Plan of Liquidation, as the expenses that we have estimated for professional fees and other expenses of liquidation are significant. These expenses will reduce the amount of cash available for ultimate distribution to stockholders.

     We derived the expected distribution amounts by estimating the following amounts we expected to receive and pay through the date of dissolution:

      the gross proceeds we expect to receive from the sale of our properties, currently estimated to total between $12,912,000 and $14,898,000;

      the income we expect to earn from our properties during the liquidation process, estimated on the assumption that the sale of our properties would be complete within 24 months after our Board adopted the Plan of Liquidation; and

      the amounts we expect to pay to satisfy our expenses.

     We have estimated the net proceeds from the sale of our properties by establishing a range of target prices based on net asset value. Net asset value is based on stabilized net operating income for the 12-month period ended December 31, 2003 and property specific capitalization rates which we consider reasonable based upon our experience in the real estate industry. We have obtained no formal independent appraisals of the fair market value of our properties or any fairness opinions with respect to the liquidation.

  Uncertainties Relating to Estimated Distributions

     Our estimates of potential distributions were prepared solely for internal planning purposes. The preparation of these estimates involved judgments and assumptions with respect to the liquidation process that, although considered reasonable at the time by management, may not be realized. We cannot assure you that actual results will not vary materially from the estimates. Examples of uncertainties that could cause the aggregate amount of distributions to be less than our estimates, or cause such distributions to be delayed, include the following:

       The value of our assets and the time required to sell our assets may change due to a number of factors beyond our control, including market conditions.

      If tenants become bankrupt or default in obligations under their leases or other obligations during the liquidation process, our cash flow may be less than we expect.

       Our estimate of net distributable cash resulting from our liquidation is based on estimates of the costs and expenses of the liquidation. If actual costs and expenses exceed such estimated amounts, actual aggregate distributions to stockholders as a result of the liquidation could be less than estimated.

      Delays in our attempt to sell our properties would shorten the remaining terms of leases on our properties, thereby possibly reducing their value.

       If liabilities, unknown or contingent at the time of the mailing of this Proxy Statement, later arise which must be satisfied or reserved for as part of the Plan of Liquidation, the aggregate amount of distributions to stockholders could be less than estimated.

      Delays in consummating the Plan of Liquidation could result in additional expenses and result in actual aggregate distributions to stockholders being less than our estimated amount.

      To the extent we receive notes or other property instead of cash from sales, such proceeds (other than interest payable thereon) will not be included in net sales proceeds until and only to the extent such notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of proceeds of a sale may be delayed until such time.

      In some cases, we may receive payments (cash and property) in the year of sale in an amount less than the selling price and subsequent payments could be spread over a number of years, thus delaying the amount of distributions.

     We do not anticipate updating or otherwise publicly revising the estimates presented in this document to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates were not audited or reviewed by independent auditors.

     Given the change in the nature of our assets and in our sources of income that could result from dispositions of assets and the need to retain assets to meet liabilities, we cannot assure you that we will continue to meet the REIT qualification tests.

  Cancellation of Shares

     The final distribution will be in complete redemption and cancellation of our outstanding shares of Common Stock. Upon such final distribution, you may be required to surrender your share certificates. If we cannot make distributions to a stockholder because mail is not deliverable to the last known address of that stockholder on our books, we will hold the funds subject to unclaimed funds or escheat statutes of the state of the stockholder's last known address. If such state does not have an escheat law, the law of Maryland will govern. If a stockholder does not claim such funds within the statutory period, the funds may escheat to the state.

Contracts for Sale of Property

     With a view toward maximizing our proceeds from the liquidation, we will attempt to sell all of our properties to one or more unaffiliated third parties. We may sell all of our properties in a single transaction. However, we cannot guarantee that we will receive an acceptable offer for our entire property portfolio and, therefore, we may ultimately sell our assets separately in several transactions. We may, as our management may determine, market our properties through our Web site or through brokers. To date, however, we have not entered into any binding contracts or letters of intent to sell any of our properties and, therefore, the material terms of the liquidation are still to be finally determined.

Transferability of Shares

     We anticipate that the market price of our Common Stock will decline as we make liquidating distributions to our stockholders.

Liquidating Trust

    We  may  distribute  our  assets  at  any  time  to  a
liquidating  trust.   If  all  of our  assets  are  not  sold  or
distributed prior to the second anniversary of the adoption of the Plan of Liquidation by our Board, we may transfer any assets not sold or distributed, including any contingency reserve or other cash on hand, to a liquidating trust. We may elect to distribute our assets to a liquidating trust prior to the second anniversary of the adoption of the Plan of Liquidation by our Board if we determine that the liquidating trust will produce cost savings which outweigh the expenses of transferring properties to the liquidating trust. We anticipate that these cost savings may result from reductions in audit and legal fees and other public company costs.

   If   we  establish  a  liquidating  trust,  we  would
distribute to the then holders of our Common Stock beneficial interests in the liquidating trust in proportion to the number of shares of Common Stock owned by such holders. This distribution would be a taxable event to such stockholders. The sole purpose of the liquidating trust will be to liquidate any remaining assets and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied.

    Approval of the dissolution of the Fund pursuant to the
Plan of Liquidation will constitute the approval by our stockholders of the establishment of a liquidating trust if determined to be necessary by the Board, its appointment of one or more individuals or corporate persons to act as trustee or trustees and the terms of any liquidating trust agreement approved by our Board.

   We do not anticipate that interests in the liquidating trust will be freely transferable. Therefore, the recipients of the interests in the liquidating trust will not realize any value from these interests unless and until the trust distributes cash or other assets to them, which will be solely in the discretion of the trustees. Additionally, in the event we transfer our assets to a liquidating trust, we may, should the Board determine that it is advisable and in the best interests of the our stockholders, discontinue making periodic filings with the SEC and terminate our status as a public reporting company. However, we intend to continue to provide financial reports to the beneficial owners of the liquidating trust on a regular basis.

Government Approvals

   Other than compliance with the provisions of the Maryland General Corporation Law in order to effect the dissolution of the Fund, no federal or state regulatory requirements or approvals must be complied with or obtained in connection with the liquidation and dissolution.

Appraisal Rights of Stockholders

   You will not have appraisal rights or any similar rights of dissenters arising under Maryland Law in connection with the dissolution of the Fund.

Federal Income Tax Consequences of the Plan of Liquidation

    The following discussion summarizes material U.S. federal income tax considerations that may be relevant to you as a result of the liquidation. This discussion is based upon interpretations of the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial decisions, and administrative rulings as of the date of this Proxy Statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the liquidation. Your tax treatment may vary depending upon your particular situation. Also, stockholders subject to special treatment, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, persons that hold our capital stock as part of a "straddle", a "hedge", a "constructive sale" transaction or a "conversion transaction", persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities, may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the liquidation to holders of our capital stock that do not hold that stock as a capital asset. A U.S. stockholder is a U.S. citizen or resident as defined within the Internal Revenue Code, a domestic corporation, an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust. A non-U.S. stockholder is any stockholder that is not a U.S. stockholder.

   This U.S. federal income tax discussion is for general information only and may not address all tax considerations that may be significant to a holder of our Common Stock. You are urged to consult your own tax advisor as to the particular tax consequences of the liquidation and dissolution, including the applicability and effect of any state, local or foreign laws and changes in applicable tax laws.

  Tax Consequences to the Fund

     We have qualified as a REIT under Sections 856-860 of the Internal Revenue Code since we became a REIT in 1994. As a REIT, we are generally not subject to federal corporate income tax on the portion of our taxable income that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction. If the dissolution of the Fund pursuant to the Plan of Liquidation is adopted by our stockholders, we expect to carry out the liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders, which may include the transfer of assets to a liquidating trust. The Board of Directors, however, has the authority under the Plan to cause the Fund to discontinue our status as a REIT at any time if the Board of Directors finds it in the best interests of our stockholders to do so.

     In order to maintain our status as a REIT we must, among other things, continue to derive income from qualified sources, principally rents from real property and gains from the sale or exchange of real estate assets. In addition, our principal investments must continue to be in real estate assets.

     So long as we continue to qualify as a REIT, any net gain from "prohibited transactions" will be subject to a 100% tax. "Prohibited transactions" are sales of property held primarily for sale to customers in the ordinary course of a trade or business. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties in accordance with the Plan will constitute a prohibited transaction. There can, however, be no assurances that the Internal Revenue Service will not successfully challenge the characterization of properties we hold for purposes of applying the 100% tax.

     We expect to completely liquidate within 24 months after our Board adopted the Plan. Assuming we liquidate, distributions made pursuant to the Plan within such 24-month period will be treated as dividends paid for purposes of computing our dividends paid deduction, but only to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such distributions are made. As a result, and provided that we continue to qualify as a REIT, we believe that we will not be subject to federal corporate income tax on gain recognized in connection with liquidating sales of our assets, nor will we be subject to federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated assets.

     While we expect to continue to qualify as a REIT for the period prior to the distribution of all of our assets to our stockholders, which includes the transfer of assets to a liquidating trust, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because the Board of Directors deems such loss to be in the best interests of our stockholders, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our entire income from operations and from liquidating sales and distribution of our assets for the taxable year in which our qualification as a REIT terminates and in any subsequent years.

  Consequences to United States Stockholders

     Distributions we make within 24 months after our Board adopted the Plan will not be dividend income to you, notwithstanding our treatment of such distributions for purposes of the dividends paid deduction. Distributions in the liquidation should first reduce the basis of your shares of our capital stock, with any excess constituting a capital gain if you hold the shares as a capital asset. If the sum of all liquidating distributions is less than your basis in your shares, the difference will constitute a capital loss which is recognized at the time you receive your final liquidating distribution, which includes the transfer of assets to a liquidating trust. Such capital gain or loss will be long or short term, depending on whether such shares have been held for more than one year.

     The maximum tax rate imposed on the long-term capital gains of non-corporate taxpayers is generally 15%, although a 25% maximum tax rate is imposed on the portion of such gains attributable to the prior depreciation claimed in respect of depreciable real property held for more than one year and not otherwise treated as ordinary "recapture" income under
Section 1250 of the Internal Revenue Code. The Secretary of the Treasury has the authority to prescribe appropriate regulations on how the capital gains rates will apply to sales and exchanges by partnerships and REITs and of interests in partnerships and REITs. Pursuant to this authority, the Secretary of the Treasury issued proposed regulations on August 9, 1999 and final regulations on September 20, 2000 relating to the taxation of capital gains in the case of sales and exchanges of interests in partnerships, S corporations and trusts, but not of interests in REITs. Accordingly, you are urged to consult with your tax advisors with respect to your capital gain tax liability resulting from our liquidation and your receipt of liquidating distributions.

  Consequences to Non-United States Stockholders

     Generally, a non-U.S. stockholder's gain or loss from the liquidation will be determined in the same manner as that of a U.S. stockholder. Assuming that the our liquidating distributions are treated as consideration received in a taxable sale of our capital stock by stockholders for purposes of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") in accordance with the general treatment of liquidating distributions for U.S. federal income tax purposes and subject to the discussion below regarding potential application of FIRPTA provisions governing distributions, a non-U.S. stockholder should not be subject to U.S. federal income taxation on any gain or loss as a result of the liquidation, unless (1) the gain is effectively connected with a U.S. trade or business of the non-U.S. stockholder, (2) that stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and other conditions are satisfied, or
(3) our capital stock in the hands of the stockholder constitutes a "U.S. real property interest" within the meaning of FIRPTA.

     If a non-U.S. stockholder's capital stock constitutes a "U.S. real property interest" within the meaning of FIRPTA or if the gain from the liquidating distributions is otherwise effectively connected with a U.S. trade or business of the non-U.S. stockholder, that stockholder will be subject to U.S. federal income tax generally at regular capital gains rates with respect to that gain. In addition, the non-U.S. stockholder may be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. If the non-U.S. stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and other conditions are satisfied, that stockholder will be subject to a 30% tax on its capital gains. An applicable income tax treaty may modify these consequences for a non-U.S.
stockholder eligible for treaty benefits and non-U.S. stockholders should consult with their tax advisors regarding the possible application of such a treaty.

     Our capital stock owned by a non-U.S. stockholder will generally constitute a U.S. real property interest if either
(1) we are not a "domestically-controlled REIT" at all times during a specified testing period or (2) that non-U.S. stockholder held more than 5% of the total fair market value of our capital stock at any time during the shorter of the time that stockholder held our capital stock or during the five-year period ending on the date of receipt of the final liquidating distribution. We will be a domestically controlled REIT if non-U.S. stockholders held less than 50% of the value of our stock at all times during the 5-year period ending with the payment of the final liquidating distribution. Based on the record ownership of our capital stock, we believe we are a domestically-controlled REIT, but no assurance can be given that the actual ownership of our capital stock has been or will be sufficient for us to qualify as a domestically-controlled REIT at all times during the applicable testing period.

     The tax treatment of non-U.S. stockholders described above assumes that the receipt of the liquidating distributions will be treated as a sale of our capital stock for purposes of FIRPTA, consistent with the general treatment of liquidating distributions for U.S. federal income tax purposes. It is possible, however, that non-U.S. stockholders will be subject to tax under special provisions of FIRPTA which provide that distributions from REITs are treated as gain from the sale of U.S. real property interests, and thus subject to tax as described above, to the extent that the distributions are attributable to gain from the sale of U.S. real property interests by the REIT. These provisions could apply because, although these liquidating distributions are generally treated as involving a taxable exchange of shares for purposes of determining a stockholder's tax consequences, it is not clear under current law whether the sale treatment generally applicable to these liquidating distributions also applies for purposes of FIRPTA. Accordingly, it is possible that the Internal Revenue Service may assert that liquidating distributions received by a non-U.S. stockholder are subject to tax under FIRPTA, as gain effectively connected with a U.S. trade or business.

     Any liquidating distributions paid to non-U.S. stockholders will be subject to income tax withholding at the rate of 10% if our capital stock in the hands of a non-U.S. stockholder constitutes a U.S. real property interest. Because of the difficulties of determining whether a particular non-U.S.
stockholder's capital stock constitutes a U.S. real property interest, non-U.S. stockholders should anticipate that 10% of each liquidating distribution will be withheld and paid over to the Internal Revenue Service. A non-U.S. stockholder may be entitled to a refund or credit against the stockholder's U.S. tax liability with respect to the amount withheld, provided that the required information is furnished to the Internal Revenue Service on a timely basis. Non-U.S. stockholders should consult their own tax advisors regarding withholding tax considerations.

  Backup Withholding

     Unless you comply with applicable reporting and/or certification procedures or are an exempt recipient under applicable provisions of the Internal Revenue Code and Treasury Regulations promulgated under the Internal Revenue Code, you may be subject to a 30% backup withholding tax with respect to any cash payments received pursuant to the liquidation. You should consult your own tax advisors to ensure compliance with these procedures.

     Backup withholding generally will not apply to payments made to exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides other required information. If backup withholding applies, the amount withheld is not an additional tax but is credited against that stockholder's U.S. federal income tax liability.

  Liquidating Trust

     In the event that we are unable to dispose of all of our assets within 24 months after our Board adopted the Plan or if it is otherwise advantageous or appropriate to do so, the Board of Directors may establish a liquidating trust to which we could distribute in kind our unsold assets. In any event, even if all of our assets were disposed of within such period, the Board of Directors may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet our contingent liabilities. Under the Internal Revenue Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be consider a liquidating trust. Although neither the Internal Revenue Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the Internal Revenue Service's guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

     An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, you will be treated as the owner of your pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, you will be treated as having received a liquidating distribution equal to your share of the amount of cash and the fair market value of any asset distributed to the liquidating trust and recognize gain to the extent such value is greater than your basis in your Common Stock notwithstanding that you may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, you will be required to take into account in computing your taxable income your pro rata share of each item of income, gain and loss of the liquidating trust.

    An individual stockholder who itemizes deductions may deduct his pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the stockholder's other miscellaneous deductions, exceeds 2% of his adjusted gross income. A stockholder will also recognize taxable gain or loss when all or part of his pro rata portion of an asset is disposed of for an amount greater or less than his pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the stockholder holds his interest in the assets as a capital asset.

    If the liquidating trust fails to qualify as such, its treatment will depend, among other things, upon the reasons for its failure to so qualify. In such case, the liquidating trust would most likely be taxable as a corporation. In such case the liquidating trust itself would be subject to tax, and stockholders could also be subject to tax upon the receipt of distributions from the liquidating trust.

State and Local Income Tax

     You may also be subject to state or local taxes with respect to the liquidating distributions received from us pursuant to the Plan. You should consult your tax advisors regarding such taxes.
                           PROPOSAL 2

Election of Directors

     The Board of Directors is responsible for the management and control of the affairs of the Fund and has retained Brauvin Realty Advisors V, L.L.C. (the "Advisor") to manage the Fund's day-to-day activities including responsibilities with respect to, among other things, the acquisition or disposition of properties. Each of the directors will serve for a one-year term and until their successors are duly elected and qualified and will be elected annually.

      The Fund's Charter and Bylaws provide for not fewer than three directors, a majority of whom must be Independent Directors. "Independent Director" is defined in the Fund's Charter as a director who (i) is not affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, or its affiliates, (ii) does not serve as a director for more than two other real estate investment trusts organized by a person instrumental in the organization, wholly or in part, of the Fund or any person who will control, manage or participate in the management of the Fund or any affiliate of such person, and
(iii)  performs  no  other services for the  Fund,  except  as  a director. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a director has one of the foregoing relationships with the Advisor or the Fund.

      There are currently five directors of the Fund. Two of the current directors seeking reelection are affiliates of the Advisor and three are Independent Directors. The Board of Directors has established written policies on investments and borrowing as necessary to supplement the provisions in the Articles and monitors the administrative procedures, investment operations and performance of the Fund and the Advisor to ensure that such policies are carried out. The Fund follows the policies on investments and borrowing set forth in the Fund's Prospectus unless the Articles are amended. The Independent Directors are responsible for reviewing the investment policies of the Fund not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of the stockholders. The Articles provide that each director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Fund. In addition, at least one of the Independent Directors shall have had three years of relevant real estate experience. For purposes hereof, relevant real estate experience shall mean actual direct experience by the director in acquiring or managing the type of real estate to be acquired by the Fund for his or her own account or as an agent.

      A vacancy in the Board of Directors created by the death, resignation or incapacity of a director or by an increase in the number of directors (within the limits in the Articles of Incorporation) may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors shall nominate a replacement if a replacement is sought. Vacancies occurring as a result of the removal of a director by stockholders shall be filled by a majority vote of the stockholders. Any director may resign at any time and may be removed by the holders of at least a majority of the outstanding shares (with or without cause).

      All of the nominees have consented to serve if elected, and at the date of this Proxy Statement, the Fund has no reason to believe that any of the named nominees will be unable to act. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of all nominees.

      The information presented as to principal occupation and shares of stock beneficially owned as of the Record Date is based in part on information received from the respective persons and in part from the records of the Fund.


Nominees for Election to Board of Directors

      Set forth below is certain information regarding the directors of the Fund.

Name                Position(s) with the Fund
__________          _____________________________________
Jerome J. Brault    Chairman of the Board of Directors,
                    President and Chief Executive Officer
James L. Brault     Director, Executive Vice President and
                    Secretary
Gregory S. Nelson   Director
Kenneth S. Nelson   Diretor
Michael K. Huff     Director

      MR. JEROME J. BRAULT (age 70) is chairman of the board of directors, president and chief executive officer of the Fund and the Advisor. Mr. Brault has been a director since the offering of the Fund. Mr. Brault is a majority shareholder of the Advisor. Since 1979, he has been a shareholder, president and a director of Brauvin/Chicago, Ltd. He is an officer, director and one of the principal shareholders of various Brauvin entities, which act as the general partners of five publicly registered real estate programs. He is an officer, director and one of the principal shareholders of Brauvin Associates, Inc., Brauvin Management Company, Brauvin Advisory Services, Inc. and Brauvin Securities, Inc., Illinois companies engaged in the real estate and securities businesses. He is a member and manager of Brauvin Real Estate Funds, L.L.C. He is a member of Brauvin Capital
Trust, L.L.C. He is the chief executive officer of Brauvin Capital Trust, Inc. Mr. Brault received a B.S. in Business from DePaul University, Chicago, Illinois in 1959.

      MR. JAMES L. BRAULT (age 43) is a director, executive vice president, secretary and responsible for the overall operations of the Fund, the Advisor and other affiliates of the Advisor. Mr. Brault has been a director since the offering of the Fund. He is a manager of Brauvin Capital Trust, L.L.C. and BA/Brauvin L.L.C. He is an officer of various Brauvin entities, which act as the general partners of five publicly registered real estate programs. He is the president and a director of Brauvin Capital Trust, Inc. Mr. Brault is executive vice president, assistant secretary and responsible for the overall operations of Brauvin Management Company. Prior to joining the Brauvin organization in May 1989, he was a Vice President of the Commercial Real Estate Division of the First National Bank of Chicago ("First Chicago"), based in its Washington, D.C. office. Mr. Brault joined First Chicago in 1983 and his responsibilities included the origination and management of commercial real estate loans, as well as the direct management of a loan portfolio in excess of $160.0 million. Mr. Brault received a B.A. in Economics from Williams College, Williamstown, Massachusetts in 1983 and an M.B.A. in Finance and Investments from George Washington University, Washington, D.C. in 1987. Mr. Brault is the son of Mr. Jerome J. Brault.

      MR. GREGORY S. KOBUS (age 54) has been a director of the Fund since its offering. Mr. Kobus was the former Chairman and President of Hawthorn Bank, Mundelein, Illinois. Prior thereto, he was Senior Vice President and Manager of the Financial Institution Group at Exchange National Bank from 1983 to 1990. Prior thereto Mr. Kobus was a Vice President and Division Head (Commercial Lending) of the American National Bank and Trust Company of Chicago. Throughout his career, Mr. Kobus has been responsible for commercial loans in excess of $1.0 billion. Mr. Kobus received a B.S. in Mathematics from St. Procopius College, Lisle, Illinois in 1972 and an M.B.A. from the University of Chicago in 1979.

      MR. KENNETH S. NELSON (age 54) has been a director of the Fund since its offering. Mr. Nelson is currently Director for Bank One Capital Markets, Inc. , where he works with public real estate company clients. Mr. Nelson joined First Chicago NBD Corporation the predecessor of Bank One in 1983 as vice president and manager of its Washington, D.C. Real Estate Office. Prior to joining First Chicago NBD Corporation, Mr. Nelson was with Mellon Bank N.A. for ten years holding various management and lending positions in its Mortgage Banking and Commercial Real Estate Departments. Mr. Nelson holds a B.A. in Mathematical Economics from Colgate University and an M.B.A. from Wharton School of Business, University of Pennsylvania.

       MR. MICHAEL K. HUFF (age 40) was appointed a director of the Fund in November, 2002. Mr. Huff is a Senior Vice President with Trammell Crow Company's Investment Services Group, based in Dallas, Texas. Mr. Huff is responsible for the establishment and maintenance of national capital source relationships and the raising of equity capital and debt for real estate operating companies. In addition, Mr. Huff works on the disposition of commercial real estate for local, regional and national clients.

      Prior to joining Trammell Crow, Mr. Huff was a vice president for Jones Lang LaSalle's Chicago office, in their Capital Markets Group. In his career at Jones Lang LaSalle, Mr. Huff completed transactions on real estate valued in excess of $700 million. Prior to joining Jones Lang LaSalle, Mr. Huff was a Large Loan Officer with the real estate lending division of Nomura Securities Inc., the Capital Company of America. In 1998, Mr. Huff underwrote over $1 billion of debt, closed over $400 million of debt and worked on three securitization offerings totalling nearly $6 billion.

      Mr.  Huff received a B.S. from Northwestern University,  in
Industrial Engineering with a concentration in Computer  Science.
Mr. Huff is a licensed real estate salesperson in Texas as well as Illinois.

Board Meetings

      Regular meetings of the Board of Directors of the Fund are conducted quarterly. From time to time special meetings of the Board of Directors are conducted as required. The Board held four meetings during 2003 all of which were regular meetings. Each director attended 75% or more of the meetings of the Board. The Board does not have any committees.

Audit Committee Report

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the Sarbanes-Oxley Act.

      The  Audit  Committee  does not have  an  "audit  committee financial expert" as that term is defined under the rules promulgated under the Sarbanes-Oxley Act of 2002. The Board of Directors determined that an audit committee financial expert is not necessary because of the substantial experience of the audit committee's members, as detailed in the immediately preceding Section. Each of these members has an understanding of financial statements, experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Fund's financial statements, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

       Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

       In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2003 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, to be filed with the SEC.

     The Audit Committee of the Board of Directors of Brauvin Net
Lease V, Inc.:

               Gregory S. Kobus
               Kenneth S. Nelson
               Michael K. Huff

Management

      Set forth below are the names and titles of each executive officer of the Fund. Officers may be selected by the Board of Directors from time to time.

     Name           Position(s) with Fund
Jerome J.       Chairman, President and
Brault          Chief Executive Officer
James L. Brault Director, Executive Vice
                President and Secretary
Thomas E.       Treasurer, Principal
Murphy          Accounting Officer


     See "Election of Directors-Nominees for Election to Board of
Directors" for the discussion of Messrs. Jerome J. Brault and James L. Brault.

      MR. THOMAS E. MURPHY (age 36) is the treasurer and chief financial officer of the Fund. He is the chief financial officer of various Brauvin entities, which act as general partners of five publicly registered real estate programs. Mr. Murphy is also the chief financial officer of Brauvin Management Company, Brauvin Financial, Inc. and Brauvin Securities, Inc. He is the treasurer, chief financial officer and secretary of Brauvin Capital Trust, Inc. He is responsible for the Fund's accounting and financial reporting to regulatory agencies. He joined the Brauvin organization in July 1994. Mr. Murphy received a B.S. in Accounting from Northern Illinois University in 1988. Mr. Murphy is a Certified Public Accountant and is a member of the Illinois Certified Public Accountants Society.

Executive Compensation

      The Fund is managed by the Advisor pursuant to the terms of the Advisory Agreement and does not pay compensation to its officers. Each of the Independent Directors receives annual compensation of $5,000. Aggregate compensation paid by the Fund to Independent Directors during 2003 was approximately $15,000. Accordingly, disclosures typically required by Item 402 of Regulation S-K are not applicable to the Fund. See "Certain Relationships and Related Transactions" for a discussion of the fees paid to the Advisor and its affiliates.

Section 16 (a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Fund's directors and executive officers are required to report their initial ownership of stock and any subsequent change in such ownership to the SEC and to the Fund (such requirements hereinafter referred to as "Section 16(a) filing requirements"). Specific time deadlines for the Section 16(a) filing requirements have been established.

      To the Fund's knowledge, and based solely upon a review of the copies of such reports furnished to the Fund, and upon written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

Security Ownership of Certain Beneficial Owners and Management

      No person or group is known by the Fund to own beneficially more than 5% of the outstanding shares. The Advisor owns one share of the Fund. Other than the beneficial ownership of such share which certain directors who own interests in the Advisor may be deemed to own, none of the officers and directors of the Fund owns any shares. No officer or director of the Fund possesses a right to acquire beneficial ownership of shares.

Certain Relationships and Related Transactions

      The Fund is required to pay certain fees to the Advisor or its affiliates pursuant to various agreements set forth in the Prospectus and described below.

      Pursuant to the terms of the Selling Agreement, Brauvin Securities, Inc. ("BSI"), an affiliate of the Advisor, was entitled to placement charges of 5.50% of the gross proceeds of the Fund's offering, all of which were reallowed to placement agents. In addition, BSI was entitled to a marketing and due diligence expense allowance fee equal to 0.50% of the gross proceeds to reimburse marketing and due diligence expenses, some portion of which may be reallowed to placement agents.

      Pursuant to the terms of the Advisory Agreement, the Fund incurred or paid the Advisor a non-accountable expense allowance in an amount equal to 2.5% of the gross proceeds of the offering.

     Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to receive acquisition fees for services rendered in connection with the selection or acquisition of any property however designated as real estate commissions, selection fees, development fees, or any fees of a similar nature. Such acquisition fees may not exceed the lesser of (a) such compensation as is customarily charged in arm's-length transactions by others rendering similar services as an ongoing business in the same geographic locale and for comparable properties or (b) 3.5% of the gross proceeds of the Fund's offering. The Fund will also reimburse the Advisor an amount estimated to be 0.75% of the gross proceeds of the offering in connection with any expenses attendant to the acquisition of properties whether or not acquired.

     Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to an advisory fee, payable monthly. In February 2001, the independent directors reviewed the Advisory Agreement, and modified the annual amount of the advisory fee to $145,000. The $145,000 represents approximately 1.4% of invested assets. In 2003, the independent directors again reviewed the Advisory Agreement, and the advisory fee was renewed for a one year period at an annual amount of $145,000.

      In November, 2002, the independent directors approved a one time payment of approximately $76,000 payable to the Advisor as an additional advisory fee related to the acquisition of Golden Corral. In June 2003, the independent directors approved a one-time payment of approximately $32,900 payable to the Advisor as an advisory fee in connection with the acquisition of Dollar General.

     Advisory fees of $177,896 and $221,084 were paid by the Fund in 2003 and 2002 respectively inclusive of amounts accrued in prior years.

      Pursuant to the terms of the Management Agreement, Brauvin Management Company ("BMC"), an affiliate of the Advisor, provided leasing and re-leasing services to the Fund in connection with the management of Fund's properties. The property management fee payable to an affiliate of the Advisor shall not exceed the lesser of: (a) fees which are competitive for similar services in the geographical area where the properties are located; or (b) 1% of the gross revenues of each property. Property management fees of $13,426 and $13,343 were incurred by the Fund in 2003 and 2002 respectively, to BMC.

      Messrs. Jerome J. Brault and James L. Brault are the managers of the Advisor. Messrs. Jerome J. Brault, James L.
Brault and Thomas E. Murphy are officers of BSI and BMC. In addition, Mr. Jerome J. Brault has a controlling interest and Mr. James L. Brault has a nominal interest in the Advisor. Mr. Jerome J. Brault also has a 50% ownership interest in BSI and an interest in BMC.

     See "Proposal 1 - Background and Reasons for the Liquidation and Dissolution - Interests in the Liquidation That Differ From
Your Interests" for a discussion of other fees payable to the Advisor, BMC and their affiliates.

                           PROPOSAL 3

Ratification of Selection of Independent Public Accountants

      Subject to ratification by stockholders at the Annual Meeting, the Board of Directors has approved the selection of the independent public accounting firm of Altschuler, Melvoin and Glasser LLP ("AMG") to audit the Fund's financial statements for the 2004 fiscal year. AMG audited the Fund's consolidated financial statements for the years ended December 31, 2003 and 2002. It is expected that representatives of AMG will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Audit Fees. The aggregate fees for each of the last two years billed for professional services rendered for the audit of the Fund's annual financial statements and reviews of interim financial information included in Form 10-KSB aggregated $37,550 during 2003 and $35,500 during 2002.

      AMG has a continuing relationship with American Express Tax and Business Services Inc. ("TBS") from which it leases staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, AMG has no full time employees and, therefore, none of the audit services performed were provided by permanent, full-time employees of AMG. AMG manages and supervises the audit engagement and the audit staff and is exclusively responsible for the opinion rendered in connection with its audit.

      Other  services, which do not include Financial Information
System Design and Implementation fees, have been provided by TBS.

      In accordance with audit committee policy, all services provided by AMG and TBS are required to be pre-approved.

      If the foregoing recommendation is rejected or if AMG declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 2004 Annual Meeting of Stockholders shall be subject to the ratification by the stockholders at that meeting.

    CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      The following statements are or may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995:

      any statements, including possible or assumed future results of the company's operations and possible or assumed future results of the Fund's decision to adopt the Plan of Liquidation, including any forecasts, projections and descriptions of anticipated cost savings or of anticipated proceeds available for distribution, and statements incorporated by reference from documents filed by us with the SEC and any statements made in this Proxy Statement or in the documents filed with the SEC regarding future cash flows, future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income or the effects of the liquidation;

      any statements preceded by, followed by or that include the
     words   "believes,"  "expects,"  "anticipates,"   "intends,"
     "estimates," "projects" or similar expressions; and

       other statements contained or incorporated by reference herein regarding matters that are not historical facts.

     Because   such  statements   are
subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date hereof.

      Among the factors that could cause actual results to differ materially are:

      uncertainties relating to our property portfolio;

      uncertainties relating to our operations;

      uncertainties relating to the implementation of our liquidation strategy;

      uncertainties relating to domestic and international economic and political conditions;

      uncertainties regarding the impact of regulations, changes in government policy and industry competition; and

      other risks detailed from time to time in our reports filed with the SEC.

      The cautionary statements contained or referred to in this Proxy Statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Please refer to our SEC filings for a description of such factors.

               WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement, and later information filed with the SEC will update and supersede the information in this Proxy Statement.

     We incorporate by reference into this Proxy Statement our annual report on Form 10-KSB for the year ended December 31, 2003, filed with the SEC (File No. 0-28332) under the Exchange
Act.

     All subsequent documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting will be deemed to be incorporated by reference into this Proxy Statement and to be a part of the Proxy Statement from the date of the filing of those documents.

     Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this Proxy Statement). If you would like to request documents from us, please do so by contacting Kerry Sroczynski at Brauvin Net Lease V, Inc. 30 North LaSalle Street, Chicago, Illinois 60602, or by telephone at (312) 759-7668 or by email at kerry@brauvin.com in order to ensure timely receipt before the Annual Meeting.

     You  should rely only on the information contained  in
this document to vote your shares of Common Stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date of this document, and the mailing of this document to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in that jurisdiction.

         OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      As of this date, the Fund is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

                              By Order of the Board of Directors,


                               /s/ James L. Brault
                               James L. Brault
                               Director, Executive Vice President
                               and Secretary

                               Chicago, Illinois
                               May 26, 2004






PROXY

BRAUVIN NET LEASE V, INC. 30 N. LaSalle Street, Suite 3100,
Chicago, IL 60602

This Proxy is Solicited on Behalf of the Board of Directors of Brauvin Net Lease V, Inc.

The undersigned hereby appoints Jerome J. Brault and James L. Brault, each of them with full power of substitution, the attorneys and the proxies of the undersigned, to represent and vote all shares of common stock, par value $.01 per share, of Brauvin Net Lease V, Inc., a Maryland corporation (the "Fund"), the undersigned may be entitled to vote (or such lesser number as is specified below), with all powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of the Fund to be held on June , 2004 (the "Annual Meeting") and at any adjournment(s) or postponement(s) thereof, on the matters and in the manner indicated on the reverse side hereof and described in the Proxy Statement (the "Proxy Statement") of the Fund. This proxy revokes all prior proxies given by the undersigned. Unless otherwise specified, this proxy will be voted FOR each proposal listed on the reverse side of this proxy card. This proxy will also be voted in the discretion of the proxies on such other matters as may properly come before the Annual Meeting and at any adjournment(s) or postponement(s) thereof.







Election of the below-named Nominees to the Board of Directors of the Fund.

Nominees:  Jerome J. Brault, James L. Brault, Gregory S. Kobus,
Kenneth S. Nelson and Michael K. Huff.


(Instruction: To withhold authority to vote for any of the nominee(s) listed above, please strike out such nominee's name and print the nominee(s) and name(s) in the space provided on the reverse side.)





Please sign, date and mail this proxy card today in the enclosed envelope.

SEE REVERSE SIDE












Please mark your votes as in this example.  [X]

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR proposal 1, FOR election of directors and FOR proposal 3.


The Board of Directors of the Fund recommends a vote FOR proposals 1,
2 and 3 set forth below.


                                         FOR   AGAINST  ABSTAIN

1. Dissolution pursuant to
        Plan of Liquidation              [  ]   [  ]     [  ]

                                         FOR    WITHHELD

2.  Election of Directors (see reverse)  [  ]   [  ]



For except vote withheld from the following nominee(s):


------------------------

------------------------

------------------------

------------------------

------------------------

------------------------


3.  Ratification of the selection of Altschuler, Melvoin &
Glasser LLP
as the independent public accountants of the Fund.

                   FOR        AGAINST       ABSTAIN

                   [  ]       [  ]           [  ]


Please indicate whether you plan to attend the Annual Meeting
[]




____________________
NAME






Please sign exactly as stockholder name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

____________________________


____________________________                      ______________
SIGNATURE(S)                                         DATE